United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 17, 2023

Date of Report (Date of earliest event reported)

99 Acquisition Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41784	88-2992752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Noblewood Ct, Gaithersburg, MD	20878
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 371-4260

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NNAG	The Nasdaq Stock Market LLC
Warrants	NNAGW	The Nasdaq Stock Market LLC
Rights	NNAGR	The Nasdaq Stock Market LLC
Units	NNAGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2023, the registration statement (File No. 333-269923) (the “Registration Statement”) relating to the initial public offering (“IPO”) of 99 Acquisition Group Inc. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated August 17, 2023, by and between the Company and EF Hutton, division of Benchmark Investments, as representative of the underwriters;

●	A Warrant Agreement, dated August 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Rights Agreement, dated August 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated August 17, 2023, by the Company’s officers, directors and 99 Acquisition Sponsor LLC;

●	An Investment Management Trust Agreement, dated August 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated August 17, 2023, by and among the Company and the initial stockholders of the Company;

●	Indemnity Agreement, dated August 17, 2023, by and between the Company and the directors and officers of the Company;

●	A Subscription Agreement, dated August 17, 2023, by and among the Company and 99 Acquisition Sponsor LLC;

●	An Administrative Services Agreement, dated August 17, 2023, by and between the Company and 99 Acquisition Sponsor LLC.

On August 22, 2023, the Company consummated the IPO of 7,500,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value (“Common Stock”), one right entitling the holder thereof to receive one-fifth (1/5) of one share of Common Stock upon the consummation of an initial business combination, and one warrant entitling the holder thereof to purchase one share of Common Stock at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,125,000 additional Units to cover over-allotments, if any.

As of July 19, 2021, a total of $75,750,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of August 23, 2023 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (the “Private Placement”) with the Sponsor of the Company of 2,865,500 warrants (the “Private Warrants”), generating total proceeds of $2,865,500. The Private Warrants are identical to the warrants sold as part of the public Units in this offering except that the Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Warrants.

The Private Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2023, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 7.01 Other Events.

On August 17, 2023, 99 Acquisition Group Inc. issued the press release attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On August 22, 2023, 99 Acquisition Group Inc. issued the press release attached hereto as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 17, 2023, by and between the Company and EF Hutton, division of Benchmark Investments.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement, dated August 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company.

4.2	Rights Agreement, dated August 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company.

10.1	Letter Agreement, dated August 17, 2023, by the Company’s officers and directors and 99 Acquisition Sponsor LLC.

10.2	Investment Management Trust Agreement, dated August 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company.

10.3	Registration Rights Agreement, dated August 17, 2023, by and among the Company and the initial stockholders of the Company.

10.4	Indemnity Agreements, dated August 17, 2023, by and between the Company and the directors and officers of the Company.

10.5	Subscription Agreement, dated August 17, 2023, by and between the Company and 99 Acquisition Sponsor LLC.

10.6	Administrative Services Agreement, dated August 17, 2023, by and between the Company and 99 Acquisition Sponsor LLC.

99.1	Press release, dated August 17, 2023.

99.2	Press release, dated August 22, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2023

99 ACQUISITION GROUP INC.

By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer

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